NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES SETTLEMENT OF MEADOWOOD LITIGATION

NEW YORK, NEW YORK (March 31, 2008) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced that Griffin Land, its Connecticut and Massachusetts based real estate division, and the town of Simsbury, Connecticut, signed agreements settling litigation related to Meadowood, Griffin Land's proposed residential development in Simsbury, Connecticut.  The terms of the agreements, previously approved by Simsbury’s land use commissions, allow up to 299 homes to be built, require Griffin Land to perform certain remediation measures on the land and enable the town to acquire, subject to certain approvals, a portion of the Meadowood land for town open space.  The agreements must be approved by the Connecticut Superior Court, which will consider the town’s land use commissions agreements at a public hearing.  If approved by the Court, as Griffin Land expects, the previously filed lawsuits would be withdrawn, with no further litigation between the parties on this matter.  Development of Meadowood remains subject to receiving certain environmental approvals from government agencies, which Griffin Land will be seeking to obtain this year.

Griffin operates Griffin Land and Imperial Nurseries, Inc., its landscape nursery business, and also has investments in Centaur Media, plc, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holdings Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:
This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, particularly with respect to the development of Meadowood and other factors described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 1, 2007. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.